Exhibit 4

                    Variable                   Annuity                  Contract
                  --------------------------------------------------------------

71



                    Great-West Life & Annuity Insurance Company A Stock Company 8505 East Orchard Road Englewood, CO 80111
















                    Signed for Great-West Life & Annuity Insurance Company on the issuance of this Contract.



[GRAPHIC OMITTED]
1
[GRAPHIC OMITTED]

                    D.C. Lennox, W.T. McCallum, Secretary President and Chief Executive Officer






                    PLEASE READ THIS CONTRACT CAREFULLY. It is a Contract which may provide for payments or values which are not guaranteed as to Fixed-Dollar Amount and which increase or decrease according to the investment experience of a Variable Annuity Account.


                    20 DAY RIGHT TO EXAMINE: IF NOT SATISFIED WITH THE CONTRACT, RETURN IT TO THE COMPANY OR AN AUTHORIZED AGENT WITHIN 20 DAYS OF RECEIVING IT. THE CONTRACT WILL BE VOID FROM THE START AND ALL CONTRIBUTIONS PAID LESS ANNUITY PAYMENTS WILL BE REFUNDED. ANY INVESTMENT GAINS OR LOSSES ARISING DURING THIS PERIOD SHALL ACCRUE TO OR BE BORNE BY THE COMPANY.


                    FIXED AND VARIABLE DEFERRED ANNUITY

                    FLEXIBLE CONTRIBUTION INDIVIDUAL RETIREMENT ANNUITY. The Variable Account Value, Guaranteed Account Value, expenses and charges provisions of this Contract are stated in
                    Article V (Pages 8-9), Article VIII (Pages 12-13), and the attached Guaranteed Sub-Account Riders, if any.


                    Contract No. 12345GP Form No. FCIRA/RO-10/97



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Table
Of
Contents




ARTICLE
I:
DEFINITIONS
3



ARTICLE
II:
OWNERSHIP
PROVISIONS

            2.1...............................................Ownership
            of
            Series
            Account4

            2.2...............................................Ownership
            of
            the
            Contract4

            2.3...........................................Nonforfeitable
            4

            2.4...............................................Exclusive
            Benefit4

            2.5................................................Transfer
            and
            Assignment4

            2.6...................................................Loans
            Prohibited4



ARTICLE
III:
GENERAL
PROVISIONS

            3.1..................................................Entire
            Contract5

            3.2........................................Non-Participating
            5

            3.3..............................................Beneficiary
            5

            3.4................................................Currency
            and
            Payment
            Contributions5

            3.5Age
            5

            3.6..................................................Voting
            Rights5

            3.7..................................................Reports
            6

            3.8................................................Contract
            Maintenance
            Charge6

            3.9..................................................Notice
            and
            Proof6

            3.10....................................................Tax
            Consequences
            of
            Payments6



ARTICLE
IV:
CONTRIBUTIONS
PROVISIONS

            4.1............................................Contributions
            6

            4.2.................................................Initial
            Contribution6

            4.3.................................................Regular
            IRA
            Contributions6

            4.4.............................................Commingling
            of
            Contributions7

            4.5.............................................Designation
            of
            Regular
            IRA
            Contributions7

            4.6..................................................Excess
            Contributions7

            4.7..............................................Allocation
            of
            Contributions7

            4.8.....................................................SEP
            Contributions
            Not
            Accepted7



ARTICLE
V:
ACCOUNT
VALUE
PROVISIONS

            5.1................................................Variable
            Account
            Value8

            5.2............................................Accumulation
            Unit8

            5.3............................................Accumulation
            Unit
            Value8

            5.4.....................................................Net
            Investment
            Factor8

            5.5....................................................Risk
            Charge8

            5.6..............................................Guaranteed
            Account
            Value9

            5.7..............................................Guaranteed
            Sub-Account
            Riders9



ARTICLE
VI:
TRANSFERS

            6.1................................................Transfers
            9

            6.2................................................Transfer
            Terms9

            6.3...........................................Intra-Company
            Transfers9



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Table
Of
Contents
(continued)


            6.4.............................................Non-Taxable
            Distribution9

            6.5................................................Transfer
            Outside
            the
            Contract9


ARTICLE
VII:
DISTRIBUTIONS

            7.1...........................................Distributions
            Prior
            to
            Age
            59 1/210

            7.2...........................................Distributions
            Before
            Death10

        7.3
        Distribution
        Upon
        Death10

            7.4.................................................Minimum
            Distributions11

            7.5.....................................................IRA
            to
            IRA
            Transfer11

            7.6................................................Election
            of
            Payment
            Option11

            7.7..................................................Amount
            Payable
            on
            Death
            of
            the
            Owner11



ARTICLE
VIII:
SURRENDER
AND
PARTIAL
WITHDRAWALS

            8.1...............................................Surrender
            Benefit12

            8.2...............................................Surrender
            Value12

            8.3...............................................Surrender
            Charge12

            8.4.................................................Partial
            Withdrawal12

        8.5
        Loss
        of
        Interest
        Charge13

                    8.6..................................................Waiver
                    of Loss of Interest Charge13



                    ARTICLE IX: PERIODIC PAYMENT OPTIONS

                    9.1.....................................................How
                    to Elect Periodic Payment Options13

            9.2...............................................Selection
            of
            Periodic
            Payment
            Options13

            9.3..................................................Estate
            Maximizer
            Option
            ("EMO")13

            9.4................................................Flexible
            Payment
            Option
            ("FPO")13

            9.5............................................Modification
            of
            Periodic
            Payment
            Options14

            9.6..........................................Administration
            Fee14



          ARTICLE X: PAYMENT OPTIONS (OTHER THAN PERIODIC PAYMENTS)

               10.1 How to Elect Payment Options15

                    10.2 Selection of Payment Options15

                    10.3 Variable Dollar Payment Options15

                    10.4 Fixed Dollar Payment Options16


     ARTICLE XI: MODIFICATIONS
        11.1  Contract Modification...................................17
        11.2  Modification of Guaranteed Sub-Account Riders, If Any...17
        11.3  Modification of Variable Sub-Accounts...................17



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FCIRA/RO-10/97                                                           Page
4



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Article
I:
Definitions



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               Accumulation  Period- the period  between the Effective  Date and the Annuity Commencement Date.

Accumulation
Unit
-
an accounting unit used to determine the variable contract value before the Annuity Commencement Date.

               Annuitant - the person upon whose life the payment of an annuity is based. The Annuitant will at all times be the Owner of the Contract.

               Annuity Account - a record that reflects the total value of the Owner's Variable and Guaranteed Sub-Accounts.

               Annuity Account Value - the sum of the Variable and Guaranteed Sub-Accounts credited to the Owner under the Annuity Account.

               Annuity Commencement Date - The date on which a one sum payment is to be made, or the date on which payments commence under a payment option.

               Annuity Payment Period - the period beginning on the Annuity Commencement Date and continuing until all annuity payments have been made under the Contract.

               Annuity Unit - an accounting unit used to determine the dollar value of any variable dollar annuity payment after the first annuity payment is made.

               Beneficiary - the person(s) designated by the Owner to receive distributions, if any, payable upon the death of the Owner.

               Certificate - represents the amount deposited into the Guaranteed Certificate Fund, if offered, under each Interest Guarantee Period. Each Certificate has its own interest rate and term.

               Code - the Internal Revenue Code of 1986, as amended.

               Company - Great-West Life & Annuity Insurance Company.

               Contribution - amounts allocated to a Guaranteed or Variable Sub-Account prior to any Premium Tax, if applicable, or other deductions.

               Contract - this Flexible Contribution Individual Retirement Annuity which is a binding agreement between the Owner and the Company.

               Effective Date - the date on which the first Contribution is credited to the Annuity Account.

               Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

               Guaranteed  Account  - the  portion  of this  individual  annuity
               contract  providing  Guaranteed   Sub-Accounts,   each  of  which
               guarantees principal.

               Guaranteed Account Value - the sum of the values of the Guaranteed Sub-Accounts credited to the Owner under the Annuity Account.

               Guaranteed Interest Rate - a minimum interest rate applicable to Guaranteed Sub-Accounts equal to an annual effective rate of 3%.

               Guaranteed   Sub-Account  -  a  sub-division  of  the  Guaranteed
               Account. Such subdivision(s) is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

               Home Office - the Company's Home Office located at 8505 East Orchard Road, Englewood, Colorado 80111.

               Intra-Company Transfer - amounts moved within and between any of the Variable and Guaranteed Sub-Accounts.

               Investment Division - there is within the Series Account an Investment Division for each Variable Sub-Account. Each Investment Division invests in one or more Eligible Funds. The Company may change the Eligible Funds within an Investment Division at its sole discretion subject to compliance with applicable law.

               Individual Retirement Annuity (IRA) - an annuity contract used for a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.




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               Article I: Definitions (continued)

               Loss of Interest Charge - a charge which may be applied whenever amounts deposited into the Guaranteed Certificate Fund are transferred as described in Section 6.1 prior to Certificate
               Maturity Date. The Loss of Interest Charge is calculated by reducing the credited interest rates declared by the Company to the Guaranteed Interest Rate credited on the affected certificates. Thus, the charge equals the difference between the amount of interest which would have been credited using the credited interest rate declared by the Company and the amount of interest credited using the Guaranteed Interest Rate on each affected Certificate from the initial deposit date up to the time of transfer.

               Owner - the person who is entitled to all rights and benefits under the Contract. The Annuitant will at all times be the Owner of the Contract.

Partial
Withdrawal
-
a withdrawal of some of the Annuity Account Values prior to the Annuity Commencement Date which is not an IRA to IRA transfer and not a distribution.

               Payee - any person receiving distributions or annuity payments under the Individual Retirement Annuity Contract, as designated by the Owner.

               Premium Tax - the amount of premium tax, if any, charged by a state or other government authority.

               Request - any request in a form, either written, telephoned or computerized, satisfactory to the Company and received by the Company at its Home Office, from the Owner, or the Owner's designee as required by any provision of this Contract, or as required by the Company.

               Series Account - The Retirement Plan Series Account, a separate investment account established by Great-West Life & Annuity Insurance Company under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended. The Series Account is separate from the general assets of the Company.

               Surrender - a withdrawal of all Annuity Account Values prior to the Annuity Commencement Date which is not an IRA to IRA transfer and not a distribution.

               Transfer - the moving of money from one sub-account to another sub-account or outside the Contract.

               Valuation Date - the date on which the new asset value of each Eligible Fund is determined.

                    Valuation Period - the period between the ending of two successive Valuation Dates.

Variable Account - the portion of the Series Account to which Contributions under the Contracts may be allocated. The Variable Account consists of Variable Sub-Accounts, each having its own Accumulation Unit and Annuity Unit Value.

     Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to the Owner under the Annuity Account.

          Variable Sub-Account - a sub-division of the Variable Account. Each Variable Sub-Account has its own Accumulation Unit and Annuity Unit Value containing the value credited to the Owner from an Investment Division.

          Article II: Ownership Provisions

          2.1 OWNERSHIP OF SERIES ACCOUNT

     The Company has absolute ownership of the assets of the Series Account. All monies invested in the Series Account, however, are held separate and apart from the Company's general assets. The assets of such separate account which are equal to the reserves and other Contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other Company business.

2.2
     OWNERSHIP
     OF
     THE
     CONTRACT

     The Annuitant will at all times be the Owner of the Contract.

2.3
     NONFORFEITABLE

          The entire interest of the Owner is nonforfeitable.

2.4
     EXCLUSIVE
     BENEFIT

          The Contract is established for the exclusive benefit of the Owner and the Beneficiary.

2.5
     TRANSFER
     AND
     ASSIGNMENT

          The Contract is not transferable. The Owner may not sell or transfer the Contract and may not name a secondary Owner. No benefits under the Contract may be assigned; except the Contract may be transferred to a former spouse of the Owner under a divorce decree or written instrument incident to such divorce. In the event of such transfer, the transferee shall for all purposes be treated as the Owner of the Contract.

2.6
     LOANS
     PROHIBITED

     The Owner may not borrow any money under the Contract or pledge the Annuity Account Value or any portion thereof as security for a loan.

Article
III:
General
Provisions

3.1
     ENTIRE
     CONTRACT

          The Contract, application, tables, Guaranteed Sub-Account Riders, if any, and any other rider issued in conjunction with the Contract constitute the entire contract between the Owner and the Company, as well as any Beneficiary. A copy of the application is attached to the Contract when issued to the Owner.


               The Contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of the Contract.


                    All statements in the application, in the absence of fraud, as determined by a court of competent jurisdiction have been accepted as representations and not as warranties.

3.2
     NON-PARTICIPATING

                    The Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

3.3
     BENEFICIARY

The Owner may, by Request, designate or change a Beneficiary from time to time. When recorded by the Company, a change of Beneficiary will take effect as of the date the Request was submitted by the Owner. If the Owner dies before the date the Request was recorded, the change will take effect as of the date of the Request except to the extent that the Company has made a payment or has otherwise taken action on a designation or change before receipt or recording of the designation or change of Beneficiary.


     Unless otherwise provided in the Beneficiary designation, the following provisions will apply:


        (A) upon the death of the Owner, the Annuity Account Value shall pass to any surviving primary Beneficiary and if more than one, the Annuity Account Value shall be shared equally among them.

        (B)
        if
        a
        primary Beneficiary dies before the Owner, that Beneficiary's intended share will be shared equally among the surviving primary beneficiaries.

          (C) if there is no surviving primary Beneficiary, the Annuity Account Value shall pass to any surviving contingent Beneficiary, and if more than one, shall be shared equally among them.

          (D) if no Beneficiary has been designated, or no Beneficiary survives the Owner, the Annuity Account Value will pass to the Owner's estate.

3.4
     CURRENCY
     AND
     PAYMENT

     CONTRIBUTIONS

All amounts to be paid to or by the Company must be in the currency of the United States of America. All Contributions to the Contract must be made payable to the Company or its designated agent.

3.5
     AGE

     The maximum issue age is 90. If the age of the Annuitant has been misstated, the payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will result in an annual effective rate which will not be less than the Guaranteed Interest Rate per year of 3%, as determined by the Company.


     Regular
     IRA Contributions may not be made for any tax year during or after which the Owner has attained age 70 1/2.

3.6
     VOTING
     RIGHTS

     The Company will vote the shares of an Eligible Fund. To the extent required by law, the Company will vote according to the instructions of the Owner in proportion to the interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Owner for a reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.


     During the Annuity Payment Period, the number of votes will decrease as the assets held to fund annuity payments decrease. The Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Owner, and all other provisions concerning voting rights will apply to the Payee of a Variable Dollar Payment Option.

3.7
     REPORTS

     The Company will furnish the Owner, not less frequently than annually on a calendar year basis, a statement of the Annuity Account Value. The Company will furnish the Owner copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law.

3.8
     CONTRACT
     MAINTENANCE
     CHARGE

     The Company may assess a contract maintenance charge each calendar year. The contract maintenance charge will not be more than $30 per Annuity Account per year if the Contract value is not at least $5,000 on December 31st of the prior year. The annual amount will be deducted from each Owner's Annuity Account in existence during the second quarter of the current year. If an Annuity Account is established for an Owner after the date of assessment, the contract maintenance charge will be deducted on the first day of the next quarter and will be pro-rated for the remaining portion of the year. No refund of this charge will be made.


     The deduction will be pro-rated among the Owner's Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Account Values on the date of deduction. Whenever a deduction for a contract maintenance charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction.

3.9 NOTICE AND PROOF

     The Company reserves the right to require satisfactory proof to establish the age, continued life or death of any person, or the designation of any Beneficiary before making any payment. Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the Company's file.


     Any application, report, Request, election, direction, notice or demand by the Owner, or any other person must be made in a form satisfactory to the Company.

3.10
     TAX
     CONSEQUENCES
     OF
     PAYMENTS

The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable. Nothing contained herein shall be construed to be tax or legal advice and the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Payee, the Beneficiary, or any other person arising out of any such determination.

3.11
     POSTPONEMENT

     If
     the
     Company receives a request for surrender or partial withdrawal, the Company may postpone any cash payment for no more than 6 months (30 days in West Virginia) other than for payment of any premium to the Company.

Article IV: Contribution Provisions

FCIRA/RO-10/97
Page
7
4.1
     CONTRIBUTIONS

     Contributions under the Contract are not fixed. Except in the case of a rollover Contribution (as permitted by Code Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)), no Contributions will be accepted unless they are by check, money order, or wire transfer, and the total of such Contributions shall not exceed $2,000, or such other maximum as the Code may allow, for any taxable year.


     No Contribution will be accepted unless the Company has also received the appropriate Request forms for establishment of the IRA, designation of Contribution and direction to allocate to the sub-account(s).

4.2
     INITIAL
     CONTRIBUTION

     The initial Contribution to the Contract may be an eligible rollover distribution (defined by the Code) from a plan qualified under Code Section 401(a), a rollover from a Tax Sheltered Annuity as defined in Code Section 403, a rollover from a deductible existing IRA, or an initial contribution made from earned income derived from non-retirement plan sources.

4.3
     REGULAR
     IRA
     CONTRIBUTIONS

     Provided  the Owner has made a  rollover  Contribution  as  provided  under
     Article 4.2 of the Contract, the Company will accept IRA Contributions throughout the Owner's tax year. Such
     Contributions must be made by check, money order, or wire transfer on behalf of the Owner. The appropriate Request forms must accompany the Contributions to accurately designate and allocate the Contributions. The minimum amount of such Contribution must be at least $250 and must not include any amount contributed on behalf of the Owner's spouse. The Company reserves the right to modify the minimum IRA Contribution.


     If the Owner wishes to ensure that the initial Contribution will be eligible to be rolled back into a qualified plan at some future date, no regular IRA Contributions should be made to the Contract containing the initial Contribution.


     If the Owner wishes to make regular IRA Contributions, the Owner must complete and submit an application to the Company at its Home Office for an additional Contract to accept regular IRA Contributions. It shall be the Owner's sole responsibility to determine whether to make annual regular IRA Contributions and to determine whether such Contributions should be made to the Contract containing the initial Contribution or to a separate Contract issued specifically to accept such regular Contributions.


     Any refund of premiums (other than those attributable to excess Contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums or the purchase of additional benefits.

4.4
     COMMINGLING
     OF
     CONTRIBUTIONS

     Consult your tax advisor about the consequences of contributing rollover proceeds from a qualified plan under 401(a), rollover proceeds from other eligible sources (as defined by the Code) and non-retirement plan earned income into the same IRA account.

4.5
     DESIGNATION
     OF
     REGULAR
     IRA

     CONTRIBUTIONS

     Regular
     IRA Contributions for a tax year of the Owner may be made on or before the due date of the Owner's federal income tax return for that year, not including any extensions for filing that return. Such Contributions made after December 31 for the preceding tax year must be designated as such by the Owner.

     The Owner must designate each regular IRA Contribution or portion thereof made, to be:

          (a) a regular Contribution for the current year; or

               (b) a regular Contribution for the prior year.


               The Company will rely exclusively upon information provided by the Owner in determining the appropriate designation of each regular IRA Contribution.

4.6
     EXCESS
     CONTRIBUTIONS

               The Company will not knowingly accept a regular IRA Contribution in excess of $2,000 made by the Owner or spouse for a tax year. Should the Company discover that it has received a Contribution which would bring the Owner's or spouse's regular IRA Contribution for a tax year to over $2,000, the Company is not obligated to return the excess to the Owner except upon the Owner's written authorization. The Owner is solely responsible for the determination of any excess Contributions and timely withdrawal thereof.

Article
IV:
Contribution
Provisions
(continued)

4.7
     ALLOCATION
     OF
     CONTRIBUTIONS

               Contributions, less Premium Tax, if any, will be allocated in the Annuity Account among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Request of the Owner. Allocations shall be effective upon the Company's receipt of the Contribution. Contributions received after 4:00 p.m. EST/EDT shall be deemed to have been received on the next business day.


     The allocation of Contributions may be changed at any time upon the Company's receipt at its Home Office of the Request of the Owner.
     A
     change
     of
     allocation will be effective for Contributions which are received after the Company's receipt and recording of such Request.

4.8
     SEP
     CONTRIBUTIONS
     NOT
     ACCEPTED

               The Company will not accept SEP (simplified employee pension) Contributions, as defined under Code Section 408(k), to the Contract.

Article V: Account Value Provisions

5.1
     VARIABLE
     ACCOUNT
     VALUE

               The Variable Account Value for the Owner on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts.


                    The value of the Owner's interest in a Variable Sub-Account will be determined by multiplying the number of the Owner's Accumulation Units by the accumulation unit value for that Variable Sub-Account.

5.2
     ACCUMULATION
     UNIT

                    For each Contribution, the number of Accumulation Units credited for the Owner to a Variable Sub-Account will be determined by dividing the amount of such Contribution by the accumulation unit value for that Variable Sub-Account on the next Valuation Date on which such Contribution was allocated.


                    Contributions received at the Home Office of the Company before 4:00 p.m. EST/EDT of a Valuation Date will be allocated as requested and shall be applied as of that date. All Contributions received after 4:00 p.m. EST/EDT shall be applied as of the following Valuation Date.

5.3
     ACCUMULATION
     UNIT
     VALUE

     The accumulation unit value of a Variable Sub-Account on any Valuation Date is equal to the accumulation unit value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the net investment factor as described in Section 5.4, for the Valuation Period ending on the Valuation Date on which the accumulation unit value is being determined.


     The accumulation unit value may increase, decrease, or remain unchanged as a result of the investment experience of the Eligible Fund.


     The established dollar value for the initial accumulation unit value of each Variable Sub-Account is $10.

5.4
     NET
     INVESTMENT
     FACTOR

     The
     net
     investment factor for any Variable Sub-Account for any Valuation period is determined by dividing (a) by (b), and subtracting (c) from the result where:


                    (a) is the net result of:

(i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period; plus

(ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current valuation period; minus or plus

(iii)a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.


(b) is the net result of:

(i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; minus or plus

(ii) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.


(c) is an amount representing the risk charge deducted from each Variable Sub-Account on a daily basis. The risk charge is equal to an annual rate applied to the daily net asset value of each Variable Sub-Account where the annual rate is determined from the Risk Charge Schedule attached to this Contract.

The net investment factor may be greater than, less than, or equal to one. Therefore, the accumulation unit value may increase, decrease, or remain unchanged.

5.5
     RISK
     CHARGE

The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is described above in Section 5.4 (c). The Company's current schedule at the time of issue of the Contract is shown in the attached Risk Charge Schedule. The Company has the right to prospectively adjust the schedule subject to compliance with applicable law.

Article V: Account Value Provisions (continued)

5.6
     GUARANTEED
     ACCOUNT
     VALUE

     The Guaranteed Account Value on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to the Owner under the Annuity Account.

5.7
     GUARANTEED
     SUB-ACCOUNT
     RIDERS

     The computation of the value of a Guaranteed Sub-Account is described in the attached Guaranteed Sub-Account Rider(s), if any.

Article
VI:
Transfers

6.1
     TRANSFERS

The Owner may make  transfers by Request.  Transfers  will be accepted after the
appropriate   administrative   forms  and   other   procedures   are   executed.
Beneficiaries may make Transfers in limited circumstances as discussed below.

6.2
     TRANSFER
     TERMS

The following provisions apply:


        a.
        A Transfer will take effect on the later of the date elected or the date the Request is received at the Home Office. For Transfers from or into a Variable Sub-Account, a unit value is calculated by the Company. If such Request is received after 4:00 p.m. EST/EDT, the Transfer will take effect based on the unit value on the later of the date elected or the date following the date the Request is received.


b. When required by the Company, the Owner, or Beneficiary will execute forms provided by the Company.


c. No Transfers are permitted after the Annuity Commencement Date.


        d.
        A Transfer from a Guaranteed Sub-Accounts shall be subject to the terms of the attached Guaranteed Sub-Accounts Rider(s), if any.


e. If a Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the annuity commencement by 30 days.


     f. If the Owner dies prior to the Annuity Commencement Date, one Transfer may be made after the death of the Owner by the Beneficiary to effect the election of a payment option.

6.3
     INTRA-COMPANY
     TRANSFERS

     The following provisions will apply:


     a. Monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date, except in the following situations:


     (1) the Annuitant dies; or

            (2)
            the Annuitant elects a payment option with a life contingency or an annuity payment period of at least (36) thirty-six months.


     b. Subject to the provisions of Section 6.3.a., at any time prior to the Annuity Commencement Date, the Owner, by Request, may Transfer all or a portion of the Annuity Account Value within and between the Variable and Guaranteed Sub-Accounts currently offered by the Company.


     c. No surrender charge will apply to Intra-Company Transfers.

6.4
     NON-TAXABLE
     DISTRIBUTION

     No amount transferred pursuant to these provisions will be treated as a taxable distribution to the Owner.

     6.5 TRANSFER OUTSIDE THE CONTRACT

     A Transfer outside the Contract to another investment vehicle qualified under Code Sections 401(a) or 408 will be considered a Surrender or Partial Withdrawal in accordance with the provisions of Article VIII of this Contract.

     Article VII: Distributions

     7.1 DISTRIBUTIONS PRIOR TO AGE 59 1/2

          Distributions from the Contract made prior to age 59 1/2 and not rolled-over or transferred as provided in the Code, are subject to tax penalties except if made on account of the disability of the Owner (as evidenced to the Internal Revenue Service by the approval of the Owner's application for disability benefits under the Social Security Act or by certification made by a licensed physician), the death of the Owner or as part of a series of substantially equal annual or more frequent periodic payments as described in Section 7.2 of the Contract.

7.2
     DISTRIBUTIONS
     BEFORE
     DEATH

          The Owner's entire interest in the policy must be distributed, or begin to be distributed, by the Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70.

          For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Owner may elect to have the balance in the policy distributed in one of the following forms:


          (a) a single sum payment;

          (b) equal or substantially equal payments over the life of the Owner;

          (c) equal or substantially equal payments over the lives of the Owner and his or her designated beneficiary;

          (d) equal or substantially equal payments over a specified period that may not be longer than the Owner's life expectancy;

        (e)
        equal
        or
        substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and his or her designated beneficiary.


          All  distributions  made  hereunder  shall be made in accordance  with section 408(a)(6) or section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit requirements of section 401(a)(9) of the Code, the minimum distribution incidental benefit requirement of Prop. Treas. Reg. ss.1.401(a)(9)-2, and the regulations thereunder. Payments must be either non-increasing or may increase only in accordance with Prop. Treas. Reg. ss.1.401(a)(9)-1, Q&A F-3.


     Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the individual and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which the Beneficiary attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

7.3
     DISTRIBUTION
     UPON
     DEATH

          (a) Distributions beginning before death. If the Owner dies while receiving distributions, but before the entire interest has been distributed, the remainder will continue to be distributed at least as rapidly as under the method of distribution being used prior to the individual's death

        (b) Distributions beginning after death. If the Owner dies before distribution of his or her interest begins, distribution of the individual's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the individual's death, except to the extent that an election is made to receive distribution in accordance with (1) or (2) below:

          (1) If the Owner's interest is payable to a designated beneficiary, then the entire interest of the individual may be distributed in equal or substantially equal payments over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Owner died.

          (2) If the Owner's spouse is not the named beneficiary, the method of distribution selected will assure that at least 50% of the present value of the amount available for distribution is paid within the Owner's life expectancy and that such method of distribution complies with the requirements of Code section 408(b)(3) and the regulations thereunder.

Article
VII:
Distributions
(continued)

            (3)
            If
            the
            designated beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the individual died or (B) December 31 of the calendar year in which the individual would have attained age 70 1/2.

          (4) If the designated beneficiary is the Owner's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.


          (c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.


        (d) Distributions under this section are considered to have begun if distributions are made on account of the Owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Regulations.

7.4
     MINIMUM
     DISTRIBUTIONS

     An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

7.5
     IRA
     TO
     IRA
     TRANSFER

     A Transfer of funds from the Contract directly to another IRA either at the Owner's Request or at the Request of the trustee of such IRA, is not a rollover. Because there is no distribution to the Owner, the Transfer is tax-free. Since it is not a rollover, it is not affected by the one-year waiting period that is required between rollovers.

          7.6 ELECTION OF PAYMENT OPTION

          If the Owner dies the designated Beneficiary may, subject to the other provisions of the Contract, elect that payment be made under one or a combination of the payment options.

          7.7 AMOUNT PAYABLE ON DEATH OF THE

     OWNER

          (A) If the Owner dies before the Annuity Commencement Date, the amount payable will be the Annuity Account Value as of the date of death, less Premium Tax, if any.


          (B) If the Owner dies after the Annuity Commencement Date, the amount payable will be the amount remaining to be paid under the method of distribution in effect on the date of the Owner's death.


        (C)
        No surrender charge or Loss of Interest Charge will apply to the Amount Payable on Death of the Owner, described above.

          Article VIII: Surrender and Partial Withdrawals

          8.1 SURRENDER BENEFIT

          Subject to the provisions of the Contract, the Owner may Surrender the Contract for the Surrender Value. In no event shall any cash surrender benefit be less than the minimum nonforfeiture amount at that time, that is required by law. The Company shall make the distribution as soon as practicable after receipt of the Request.

8.2
     SURRENDER
     VALUE

          The Surrender Value is:

          (A) the value of all monies held in the Variable Sub-Accounts; plus


          (B) the value of all monies held in the Guaranteed Certificate Fund relating to the Contract, less


          (C) the Loss of Interest Charge on all monies held in the Guaranteed Certificate Fund relating to the Contract, less


          (D) the surrender charge, if any, less


        (E) Premium Tax, if any.


     The Surrender will take effect on the later of the date elected or the date the Request is received at the Home Office. If such request is received after 4:00 p.m. EST/EDT, the Surrender will take effect based on the unit value on the later of the date elected or the date following the date the Request is received.

          8.3 SURRENDER CHARGE

          A surrender charge of $50 will apply if the Owner surrenders the Contract at any time during the 12 month period commencing on the Effective Date, provided however that no surrender charge will apply if the Contract is returned for refund in connection with the "20 Day Free Look" provisions described on the face page of the Contract. The Company has the right to change the surrender charge subject to compliance with applicable law.

8.4
     PARTIAL
     WITHDRAWAL

          A charge of $25 will apply on any Partial Withdrawal Request during the 12 month period commencing on the Effective Date. The Company has the right to change this charge subject to compliance with applicable law.



          The Owner may make a Partial Withdrawal at any time while this Contract is in force, subject to the terms of the Contract. After any Partial Withdrawal, the Annuity Account Value must be at least equal to the minimum initial Contribution as described in Section 4.3 of the Contract. Therefore, the maximum Partial Withdrawal will be:

          o the Surrender Value described in Section 8.2; less

               o the minimum initial Contribution.


               By Request, the Owner must elect the Variable or Guaranteed Sub-Account(s), or a combination of them, from which a Partial Withdrawal is to be made and the amount to be withdrawn from each sub-account. If an adequate election is not made, the Request will be denied and no Partial Withdrawal will be processed.


               Partial  Withdrawals  will be  paid in a  single  sum  only.  The
               Annuity Account Value will be reduced by the Partial Withdrawal amount and the surrender charge, if any.

               The following terms apply:

               A. A Partial Withdrawal will take effect on the later of the date elected or the date the Request is received at the Home Office. If such Request is received after 4:00 p.m. EST/EDT, the Partial Withdrawal will take effect based on the unit value on the later of the date elected or the date following the date the Request is received.

        B.
        When required by the Company, the Owner, or Beneficiary will execute forms provided by the Company.

               C. No Partial Withdrawals are permitted after the Annuity Commencement Date.

        D.
        A
        Partial Withdrawal from a Guaranteed Sub-Accounts shall be subject to the terms of the attached Guaranteed Sub-Accounts Riders, if any.

               E. If a Partial Withdrawal is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days provided such delay does not violate the Code or regulations pertaining thereto.

               F. If the Owner dies prior to the Annuity Commencement Date, the Beneficiary will be accorded the same rights as the Owner was with respect to a Partial Withdrawal.

               Article VIII: Surrender and Partial Withdrawals (continued)

               8.5 LOSS OF INTEREST CHARGE

                    On any total or partial Transfer, distribution, or payment from the Annuity Account, the Loss of Interest Charge will be deducted from amounts distributed from any Guaranteed Certificate Fund prior to the Certificate Maturity Date.

                    8.6 WAIVER OF LOSS OF INTEREST CHARGE

                    The Loss of Interest Charge will be waived in the event the Owner selects a payment option of substantially level payments over a period of at least five years, on account of death or disability of the Owner (as evidenced by the Owner's approval for disability benefits under the Social Security Act or by certification by a licensed physician), for qualified first time homebuyer distributions or for qualifying educational expenses (as defined by the Code).

                    Article IX: Periodic Payment Options

                    9.1 HOW TO ELECT PERIODIC PAYMENT

     OPTIONS

                    The Owner may Request that all or part of the Annuity Account be applied to a periodic payment option. While periodic payments are being received, the Owner may continue to exercise all contractual rights that are available prior to electing one of the periodic payment options. Once elected, the applicable option(s) may be revoked by the Owner at any time, by submitting a Request to the Company's Home Office. Any revocation will apply only to the amounts not yet paid. Once an option is revoked, it may not be elected again.

                    9.2 SELECTION OF PERIODIC PAYMENT

     OPTIONS

     The Flexible Payment Option is available for any Owner. The Estate Maximizer Option is available only for Owners who are at least 70 1/2 years of age.

                    An Owner electing a periodic payment option at or after age 59 1/2 will be subject to no penalties and no Loss of Interest Charge for payments from unmatured guaranteed certificates as long as payments are substantially level and are to be paid over a period of not less than five year.

     An Owner electing a periodic payment option prior to age 59 1/2 will be subject to a Loss of Interest Charge to any payment made from an unmatured guaranteed certificate. As well, an early withdrawal penalty imposed by the Code may apply. All payments made to an Owner upon the Owner's attainment of age 70 1/2 from any periodic payment option must comply with the minimum distribution rules prescribed by the Code.

     If
     any
     payment to be made under the elected periodic payment option will be less than $100, the Company may make the periodic payments in the most frequent interval which produces a payment of at least $100.

9.3
ESTATE
MAXIMIZER
OPTION
("EMO")

                    The Company will calculate and distribute an annual amount using the method contained in the Code's minimum distribution regulations. The Owner must specify the initial distribution date. Subsequent distributions will be made on the 15th day of any month or such other date as the Company may designate or allow. The annual distribution is determined by dividing the current value of the Annuity Account by a life expectancy factor from tables designated by the Internal Revenue Service ("IRS"). The factor will be based on either the Owner's life expectancy or the joint life expectancy of the Owner and the Owner's spouse and will be redetermined for each calendar year's distribution. The current value to be used in this calculation is the Annuity Account Value on December 31 prior to the year in which the EMO payment is being made. This calculation will be changed if necessary to conform to changes in the Code or applicable regulations.

9.4
     FLEXIBLE
     PAYMENT
     OPTION
     ("FPO")

FPO payments are available on a monthly, quarterly, semi-annual or annual basis. The Owner must specify the initial distribution date. Subsequent distributions will be made on the 15th day of any month or such other dates the Company may designate or allow.

Article
IX:
Periodic
Payment
Options
(continued)

Under  each  of  the  methods  of  distribution   described  below,  the  annual
distribution amount must be greater than or equal to the minimum distribution amount required by the Code and applicable regulations.


One of three following methods of distribution may be elected:


a. Specified Payment - payments of a designated dollar amount. The current value to be used in this calculation is the Annuity Account Value on the December 31st prior to the year for which the payment is being made. Payments will cease on the earlier of the date the amount elected to be paid under the option selected has been reduced to zero; or the Annuity Account Value is zero.


     b. Specified Period - payments for a designated time period. Each annual distribution is determined by dividing the Annuity Account Value by the number of years remaining in the elected period. The current value used in this calculation is the Annuity Account Value on the December 31st prior to the year for which the payment is being made. For payments made more often than annually, the annual payment result (calculated above) is divided by the number of payments due each year. The specified period must be at least three years, but not greater than the Annuitant's life expectancy factor. Payments will cease on the earlier of the date the amount elected to be paid under the option selected has been reduced to zero; or the Annuity Account Value is zero.


     c. Interest Earnings only - payments equal to the interest earnings portion only on guaranteed certificates. This method of distribution is only available to Owners who have all monies invested in the guaranteed certificates. Payments will cease on the earlier of the date the amount elected to be paid under the option selected has been reduced to zero; or the Annuity Account Value is zero.



     For purposes of determination of amounts to be distributed under each of the referenced distribution methods, life expectancy will be recalculated annually based on Internal Revenue Code ss.401(a)(9) or applicable regulations.


     The withdrawals from the Annuity Account for purposes of any of the periodic payment options will be prorated over all Variable and/or Guaranteed Sub-Accounts.

9.5
     MODIFICATION
     OF
     PERIODIC
     PAYMENT

     OPTIONS

     The Company may offer new or cease offering existing periodic payment options. No such modification shall affect the terms, provisions or conditions which are or may be applicable to periodic payment options elected prior to such modifications.

9.6
     ADMINISTRATION
     FEE

     The Company's current administration fee, if any, will apply to each periodic payment. The fee is intended to cover costs associated with the administration of periodic payments and is subject to change by the Company.

     Article X: Payment Options (Other Than Periodic Payments)

     10.1 HOW TO ELECT PAYMENT OPTIONS

     The Request of the Owner is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date. If a Partial Withdrawal is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

10.2
     SELECTION
     OF
     PAYMENT
     OPTIONS

     (a) A total or partial single sum payment or one of the variable or fixed dollar payment options or a combination of them may be elected.

     (b) If the Owner elects to apply any or all of the Guaranteed Account Value to a variable dollar method of payment option, or any or all of the Variable Account Value to a fixed dollar method of payment option, a Transfer must be made prior to the Annuity Commencement Date. Procedures for Transfers are described in Article VI of the contract.

     (c) If a single sum payment is elected, the amount to be paid is the Surrender Value and will be subject to any applicable surrender charge.

     (d) If a variable dollar payment option is elected, the amount to be applied is the Variable Account Value, as of the date the amount of the first monthly payment is determined, less Premium Tax, if any.

     (e) If a fixed dollar method of payment option is elected, the amount to be applied is the Guaranteed Account Value, as of the Annuity Commencement Date, less Premium Tax, if any.

          (f) The minimum amount that may be applied under the elected payment option is equal to the minimum initial Contribution as described in
          Section 4.3 of the Contract. If the amount is less than the minimum initial Contribution, the Company may pay it in a single sum. If any payment to be made under the elected payment option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50. The maximum amount that may be applied under any elected payment option is $1,000,000. For the application of any greater amount, the Company's consent is required.

10.3
     VARIABLE
     DOLLAR
     PAYMENT
     OPTIONS

     The  guaranteed  annuity  tables are based on mortality from the 1983 Table
     (a) for Individual Annuity Valuation (blended 60% male and 40% female) and a guaranteed interest rate of 3% per year. The Company may offer a better rate than the guaranteed rate shown.

     The following variable dollar payment options are available:

          (a) Option 1: Variable Life Annuity with

        Guaranteed
        Period

        Monthly payments for the guaranteed Annuity Payment Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table A.

          (b) Option 2: Variable Life Annuity

               Monthly payments for Annuitant's lifetime, without a guaranteed period. See Table A.

               (c) Option 3: Any Other Form

               Any other form of variable annuity which is acceptable to the Company.

     These variable dollar payment options are subject to the following provisions:

               (a) Amount of First Monthly Payment

        The first monthly payment under a variable dollar payment option will be based on the value of each Variable Account on the 5th
        Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from the applicable Table to the amount applied under the payment option. The first monthly payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

        (b)
        Annuity
        Units

               The number of Annuity Units paid to the Annuitant for each variable sub-account is determined by dividing the amount of the first monthly payment by the sub-account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units used to calculate each payment for a Variable Sub-Account remains fixed during the Annuity Payment Period.

               Article  X:  Payment  Options  (Other  Than  Periodic   Payments)
               (continued)

        (c) Amount of Monthly Payments after the first monthly payment will vary depending upon the investment experience of the Variable
        Sub-Accounts. The subsequent dollar amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account Annuity Units to be paid and (b) is the sub-account annuity unit value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

10.4
     FIXED
     DOLLAR
     PAYMENT
     OPTIONS

     The  guaranteed  annuity  tables are based on mortality from the 1983 Table
     (a) for Individual Annuity Valuation (blended 60% male and 40% female) and a guaranteed interest rate of 3% per year. The Company may offer a better rate than the guaranteed rate shown.


     The following fixed dollar payment options are available:

        (a)
        Option
        1:
        Specified
        Amount

               Annuity payments at 12-, 6-, 3-, or 1- month intervals, of an amount elected by the Owner for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table B.


               (b) Option 2: Specified Period

               Annuity payments at 12-, 6-, 3-, or 1- month intervals, for the number of months elected for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table B.


               (c) Option 3: Fixed Life Annuity with

        Guaranteed
        Period

        Monthly payments for the guaranteed Annuity Payment Period elected which may be 5, 10, 15, or 20 years or the lifetime of the Annuitant whichever is longer. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table C.


               (d) Option 4: Fixed Life Annuity with

                    Installment Refund Period

                    Monthly  payments for the life of the Annuitant or until the
                    sum  of  the  payments  made  equals  the  amount   applied,
                    whichever is longer. See Table E.


                    (e) Option 5: Fixed Life Annuity

                    Monthly payments for the Annuitant's lifetime, without a guaranteed period. See Table C.


                    (f) Option 6: Joint and One-Half Survivor Fixed Annuity

                    Fixed monthly payments to an Annuitant for life, with one-half of the fixed payment amount continuing to the survivor for life. See Table D for the minimum monthly amount.


                    (g) Option 7: Any Other Form

                    Any other form of fixed annuity which is acceptable to the Company. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. Payments under these fixed dollar payment options are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

                    Article X: Payment Options (Other Than Periodic Payments) (continued)

        (c) Amount of Monthly Payments after the first monthly payment will vary depending upon the investment experience of the Variable
        Sub-Accounts. The subsequent dollar amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account Annuity Units to be paid and (b) is the sub-account annuity unit value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

10.4
     FIXED
     DOLLAR
     PAYMENT
     OPTIONS

     The  guaranteed  annuity  tables are based on mortality from the 1983 Table
     (a) for Individual Annuity Valuation (blended 60% male and 40% female) and a guaranteed interest rate of 3% per year. The Company may offer a better rate than the guaranteed rate shown.


     The following fixed dollar payment options are available:

                    (a) Option 1: Specified Amount

Annuity payments at 12-, 6-, 3-, or 1- month intervals, of an amount elected by the Owner for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table B.


(b) Option 2: Specified Period

Annuity payments at 12-, 6-, 3-, or 1- month intervals, for the number of months elected for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table B.


     (c) Option 3: Fixed Life Annuity with

     Guaranteed Period

        Monthly payments for the guaranteed Annuity Payment Period elected which may be 5, 10, 15, or 20 years or the lifetime of the Annuitant whichever is longer. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. See Table C.


     (d) Option 4: Fixed Life Annuity with

          Installment Refund Period

               Monthly payments for the life of the Annuitant or until the sum of the payments made equals the amount applied, whichever is longer. See Table E.


               (e) Option 5: Fixed Life Annuity

                    Monthly payments for the Annuitant's lifetime, without a guaranteed period. See Table C.


                    (f) Option 6: Joint and One-Half Survivor Fixed Annuity

Fixed monthly payments to an Annuitant for life, with one-half of the fixed payment amount continuing to the survivor for life. See Table D for the minimum monthly amount.


(g) Option 7: Any Other Form

     Any other form of fixed annuity which is acceptable to the Company. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Owner. Payments under these fixed dollar payment options are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

Article
XI:
Modifications

11.1
     CONTRACT
     MODIFICATION

     The Contract may be modified at any time by written agreement between the Company and the Owner. However, the Company reserves the right to amend the Contract at any time without the consent of the Owner, in order to comply with future changes in the Code and any regulations or rulings thereunder as required to maintain conformity with state law. The Company will provide the Owner with a copy of such amendment.


     The Company may also, at any time and without the consent of the Owner or other person, but upon 30 days written notice to the Owner, modify the Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.


     After issue, modifications to the Contract under the Contract Modification provisions become part of the Contract.


     Only the President, a Vice-President or the Secretary of the Company can modify or waive any provision of this Contract.

     11.2 MODIFICATION OF GUARANTEED

          SUB-ACCOUNT RIDER(S), IF ANY

     Any Guaranteed Sub-Account Rider may be modified at any time by written agreement between the Company and the Owner. No such modification will, without the written consent of the Owner, affect the terms, provisions, or conditions of the rider(s) which are or may be applicable to Contributions prior to the date of such modification.


     Provided however, if the Company ceases to offer the Guaranteed Certificate Fund, 30 days written notice will be given to the Owner, no new Contributions will be allocated and no new Certificates will be issued after the cessation date. Amounts allocated to Certificates prior to such date will continue to receive the credited interest rate until the Certificate Maturity Date.


          11.3 MODIFICATION OF VARIABLE

     SUB-ACCOUNTS

     Notwithstanding the other Contract Modification provisions, the Company may offer new or cease offering existing Variable Sub-Accounts. No such modification shall affect the terms, provisions or conditions which are or may be applicable to Contributions previously paid to any Variable Sub-Account which is no longer offered by the Company provided, however, if the Company ceases to offer a Variable Sub-Account 30 days notice will be given to the Owner. The Owner must then Transfer the value of the Variable Sub-Account to another Variable Sub-Account then offered by the Company. If the Owner fails to make such Transfer then the Company upon notification to the Owner may make an automatic allocation on behalf of the Owner to any Variable or Guaranteed Sub-Account which allows for immediate Transfers subject to applicable law. Such allocation will become effective until such time as a Request for a different allocation is received. The Company will periodically notify the Owner of the current offering of Variable or Guaranteed Sub-Accounts.

===
          ..
===




          TABLE A - Variable Life Annuity

          Monthly Payment for Each $1,000

          of Annuity Account Value




   Age of      Without Guaranteed                With Guaranteed Period
   Payee             Period
                                     5 Years    10 Years    15 Years    20 Years

     50               4.05              4.04        4.02        3.98        3.93

     55               4.43              4.42        4.38        4.32        4.22

     60               4.94              4.92        4.85        4.73        4.55

     65               5.65              5.60        5.46        5.22        4.89

     70               6.63              6.53        6.23        5.75        5.18

     75               8.05              7.81        7.14        6.24        5.38



If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

FCIRA/RO-10/97                                                        Page 20

=====================================================================

=====================================================================




                                       TABLE B - Income of Specified Amount
                                           Income for a Specified Period

                                          Monthly Payment for Each $1,000
                                             of Annuity Account Value


                  Years                                     Payment

                    3                                        28.99
                    4                                        22.06
                    5                                        17.91
                    6                                        15.14
                    7                                        13.16
                    8                                        11.68
                    9                                        10.53
                    10                                       9.61
                    11                                       8.86
                    12                                       8.24
                    13                                       7.71
                    14                                       7.26
                    15                                       6.87
                    16                                       6.53
                    17                                       6.23
                    18                                       5.96
                    19                                       5.73
                    20                                       5.51

To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                                      Factor

                                              Quarterly payment 2.99
                                             Semi-annual payment 5.97
                                               Annual payment 11.87


If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.

FCIRA/RO-10/97                                                         Page 21

===============================================================================

==========================================================================




                                           TABLE C - Fixed Life Annuity

                                          Monthly Payment for Each $1,000
                                             of Annuity Account Value




Age of Payee   Without Guaranteed                With Guaranteed Period
                     Period
                                     5 Years    10 Years    15 Years    20 Years

     50               4.05              4.04        4.02        3.98        3.93

     55               4.43              4.42        4.38        4.32        4.22

     60               4.94              4.92        4.85        4.73        4.55

     65               5.65              5.60        5.46        5.22        4.89

     70               6.63              6.53        6.23        5.75        5.18

     75               8.05              7.81        7.14        6.24        5.38




If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

============================================================

============================================================




               TABLE D - Joint and One-Half Survivor Fixed Annuity

                         Monthly Payment for Each $1,000
                            of Annuity Account Value



                                      If Designated Payee Is Age
 Age of Annuitant     50         55         60         65         70         75
        50           3.81       4.04       4.30       4.60       4.94       5.33
        55           3.87       4.13       4.43       4.78       5.17       5.62
        60           3.92       4.21       4.56       4.96       5.42       5.95
        65           3.96       4.28       4.67       4.14       5.69       6.32
        70           3.99       4.33       4.76       5.29       5.94       6.72
        75           4.01       4.37       4.83       5.42       6.17       7.10





If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

FCIRA/RO-10/97(OR)                                                      Page 22

===============================================================================
===============================================================================






    TABLE E - Joint and One-Fixed Life Annuity with Installment Refund Period

                         Monthly Payment for Each $1,000
                                             of Annuity Account Value





            Age of Annuitant                               Payment

                   50                                       4.42
                   55                                       4.67
                   60                                       4.97
                   65                                       5.30
                   70                                       5.83
                   75                                       6.72






If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

===============================================================================

===============================================================================




                                                RISK CHARGE SCHEDULE




         Annuity Account Values                         Risk Charge

          [$0.00 - $ 9,999.99]                             [.75%]
        [$10,000.00 - $24,999.99]                          [.50%]
        [$25,000.00 - $49,999.99]                          [.25%]
        [$50,000.00 and greater]                           [.00%]

Guaranteed Certificate Fund

GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF CONTRACT

THE GUARANTEED CERTIFICATE FUND IS A GUARANTEED SUB-ACCOUNT, WHEREBY CREDITED INTEREST RATES ARE CREDITED TO CONTRIBUTIONS HELD FOR VARYING INTEREST GUARANTEE PERIODS. THE COMPANY MAY OFFER CERTIFICATES TO THE OWNER WHO MAY, BY REQUEST, ALLOCATE ANY CONTRIBUTION TO ANY ONE CERTIFICATE. THE OWNER MAY ALLOCATE HIS CONTRIBUTIONS ONLY TO THOSE CERTIFICATES CURRENTLY BEING OFFERED BY THE COMPANY.

IF THE OWNER ALLOCATES CONTRIBUTIONS TO CERTIFICATES NOT CURRENTLY OFFERED BY THE COMPANY, THE COMPANY WILL ALLOCATE SUCH CONTRIBUTIONS TO THE SUB-ACCOUNT INDICATED ON THE APPLICATION ATTACHED TO THE CONTRACT.

DEFINITIONS
Certificate - represents the amount deposited into the Guaranteed Certificate Fund under each Interest Guarantee Period, Term and credited interest rate. Each Certificate has its own credited interest rate and Term.

Term - the duration of the Certificate expressed in months, which will consist of two periods:

     (a)an initial window period during which Contributions are received. The duration of the window period will be specified by the Company.

     (b)a holding period which begins on the day after the end of the window period and ends on the Certificate Maturity Date.

The Terms available may be limited by the Company.

Certificate Maturity Date - the last day of the Term.

Interest Guarantee Period - the period from the date of the Contribution to the Certificate Maturity Date.

INTEREST CREDITING AND SELECTION OF
METHOD OF PAYMENT
The credited interest rate on an annual effective basis will be compounded daily and will equal the annual effective rate declared by the Company. The credited interest rate will never be less than 3%. A Contribution to the Guaranteed Certificate Fund, until the Certificate Maturity Date, will earn a credited interest rate for the Certificate's Interest Guarantee Period.

If the Owner dies, is disabled as defined by the Code or has attained age 59 1/2, then upon Request from the Owner amounts deposited into the Guaranteed Certificate Fund may be paid in a single sum or applied to a payment option pursuant to Article IX of this Contract prior to the Certificate Maturity Date. Such amounts will receive the credited interest rate from the date of Contribution to the date the amount is paid or applied to the elected payment option. No Transfers from the Guaranteed Certificate Fund may be made prior to the Certificate Maturity Date.

If the Owner does not meet the requirements described in the previous paragraph, amounts contributed into the Guaranteed Certificate Fund must remain in the Certificate until the Certificate Maturity Date. Thus, no payment option may be elected, and no distributions or Intra-Company Transfers will be permitted prior to the Maturity Date of each respective Certificate.

In the event of Surrender under Article VIII of the Contract, the provisions of such Article will apply.

CERTIFICATE MATURITY
Prior to the Certificate Maturity Date, the Company will offer a Guaranteed or Variable Sub-Account into which the value of the Certificate may be contributed on its Maturity Date. The sub-account so offered may be either the Guaranteed Certificate Fund or another sub-account. The Owner may elect, by Request, to Transfer the value of the Certificate on its Maturity Date. If the Owner fails to make such Request, then the Company at its sole



Guaranteed Certificate Fund (continued)



discretion will make an allocation to the Guaranteed Sub-account indicated in the application to the Contract. Such allocation will become effective until such time as a Request, for a different allocation is received.

If the Guaranteed Certificate Fund is offered, the value of the Certificate on its Maturity Date may, upon Request, be contributed to a new Certificate which has its own interest rate and Term. The credited interest rate of this new Certificate may be higher or lower than the credited interest rate of any other Certificate or Contribution.

If another sub-account is offered, the value of the Certificate on its Maturity Date may, upon Request, be contributed to that sub-account. The credited interest rate of this Contribution may be higher or lower than the credited interest rate of any other Contribution. If the value of the Certificate on its Maturity Date is transferred to a Variable Sub-Account there will be no credited interest rate.

TRANSFERS
The terms of Article VI of the Contract will apply to any


Transfer to or from the Guaranteed Certificate Fund.

VALUE OF GUARANTEED CERTIFICATE FUND
The value of the Guaranteed Certificate Fund of the Owner will be determined by adding the Guaranteed Certificate Fund sub-account Contributions and credited interest, and subtracting any Partial Withdrawals, Surrenders, amounts payable on death, amounts applied under a payment option, Transfers, and Premium Tax, if any.


LOSS OF INTEREST CHARGE
The Transfer, distribution or application to a payment option prior to the Certificate Maturity Date of funds in a Certificate shall be known as breaking a Certificate. If a Certificate is broken, a Loss of Interest Charge may be assessed, as defined in Article I and in Section 8.5 of this Contract. However, the Loss of Interest Charge may be waived as described in Section 8.6.




Signed for Great-West Life & Annuity Insurance Company on the issuance of the contract (unless a different date is shown here).


                                        [GRAPHIC OMITTED]

                                        W.T. McCallum,
                                        President and Chief Executive Officer